UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2017, Welltower Inc. (the “Company”) entered into a Resignation Agreement (the “Resignation Agreement”) with Scott A. Estes. Mr. Estes served as the Company’s Executive Vice President – Chief Financial Officer until October 3, 2017, when he entered into the Resignation Agreement.

Mr. Estes will receive the benefits set forth in Section 5(a) of his employment agreement, which was previously filed with the Securities and Exchange Commission (the “Commission”) on Form 10-Q on July 28, 2017. A description of these benefits is contained in the Company’s Current Report on Form 8-K filed with the Commission on June 22, 2017. The agreement also includes a customary release by Mr. Estes of claims against the Company and its affiliates. Mr. Estes is also obligated to comply with various restrictive covenants, including a non-compete, non-solicitation and protection of the Company’s confidential information. Any disputes arising under the Resignation Agreement will be resolved by binding arbitration.

In connection with Mr. Estes’s resignation, on October 3, 2017, the Company’s Board of Directors (the “Board”) appointed John Goodey, age 44, as the Company’s Executive Vice President – Chief Financial Officer, effective October 3, 2017. Previous to this appointment, Mr. Goodey served as the Company’s Senior Vice President – International since June of 2014, leading the Company’s origination, asset management and development capabilities in the U.K. and Canada. Prior to joining the Company, Mr. Goodey held several senior investment banking roles, including Director and Global Chief Operating Officer of Deutsche Bank’s Global M&A business, and Managing Director of Barclays’ Healthcare Investment Banking practice. Throughout his career, Mr. Goodey has worked in many areas of healthcare, and advised on or raised capital for many of Europe’s largest healthcare services. Mr. Goodey began his career in finance and accounting for GlaxoWellcome.

In connection with Mr. Goodey’s promotion to Executive Vice President – Chief Financial Officer, the Compensation Committee of the Board (the “Committee”) approved an increase in Mr. Goodey’s base salary from $398,828 to $600,000, effective October 3, 2017. The Committee also increased Mr. Goodey’s annual cash bonus opportunity from 50%, 50% and 75% of base salary at threshold, target and maximum, respectively to 75%, 150% and 275% of base salary at threshold, target and maximum, respectively. The actual amount earned by Mr. Goodey with respect to his annual cash bonus will be prorated based on his time spent in each position for 2017. Additionally, the Committee approved a one-time grant of restricted stock units with a grant date fair value of $1,000,000, vesting annually pro-rata over four years, subject to Mr. Goodey’s continued employment through each vesting date.

Item	7.01 Regulation FD Disclosure.

On October 3, 2017, the Company issued a press release regarding, among other things, Mr. Estes’s resignation and Mr. Goodey’s promotion, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item	9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release dated October 3, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated October 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

Date: October 3, 2017	By: /s/	Matthew McQueen
	Name:	Matthew McQueen
	Title:	Senior Vice President—General Counsel & Corporate Secretary